                                   EXHIBIT 3.0

                           [Letterhead of Torys LLP ]


February 2, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Western Forest Products Inc. (the "Company")

Dear Sirs/Mesdames:


We hereby consent to all references to this firm in Amendment No. 1 to the registration statement number 333-131223 on Form F-7 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, including the references in the Registration Statement under the captions "Certain Canadian Federal Income Tax Considerations" and "Legal Matters".


                                             Yours very truly,

                                             TORYS LLP


                                             Per: /s/ Torys LLP
                                                  ------------------------------